PATRUSKY, MINTZ & SEMEL
                          720 FIFTH AVENUE - 7TH FLOOR
                               NEW YORK, NY 10010


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Goldtech Mining Corporation of our report dated March 5, 2002 relating to the financial statements included in Egan Systems, Inc.'s Form 10-KSB for the year ended December 31, 2001.


/s/ Patrusky, Mintz & Semel
---------------------------
Patrusky, Mintz & Semel



New York, New York
November 19, 2003